Exhibit 3.35

CERTIFICATE OF FORMATION

OF

CALUMET RP I, LLC

This Certificate of Formation, dated September 14, 2012, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.	Name. The name of the Company is:

Calumet RP I, LLC

2.    Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.

(Remainder of page intentionally left blank. Signature page follows.)

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has duly executed this Certificate of Formation as of the date first written above.

CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP, an Indiana limited partnership

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Vice President, Chief Financial
Officer and Secretary

Signature Page to Certificate of Formation of Calumet RP I, LLC